                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

          We consent to the incorporation by reference into the following Registration Statements, including amendments, pertaining to the Stock Option Plan(s) of Film Roman, Inc.: Form S-8 (No. 333-19387), Form S-8 (No. 333-80779),
Form S-8 (No. 333-90003), and Form S-8 (No. 333-90009), of our report dated March 24, 2003, with respect to the consolidated financial statements of Film Roman, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

                                               /s/ Ernst & Young LLP
                                              ----------------------------------
                                               Ernst & Young LLP

Los Angeles, California
March 31, 2003

                                       43